Exhibit 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, Charles Daniel Vogt, President and Chief Executive Officer of DASAN Zhone Solutions, Inc. (the “Company”) and Thomas J. Cancro, Chief Financial Officer and Treasurer of the Company hereby certify that, to his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2020

/s/ CHARLES DANIEL VOGT
Charles Daniel Vogt
President and Chief Executive Officer

/s/ THOMAS J. CANCRO
Thomas J. Cancro
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)